                                                                   Exhibit 99.5
                                    Form of

             Golden State Bancorp Inc. Form of Election and Guide

Please refer to the accompanying Proxy Statement-Prospectus for an explanation of the terms of the election. If you tender your shares of Golden State Bancorp Inc. Common Stock ("GSB Shares") to make an election, you will not be able to sell those GSB Shares until after the merger, unless you revoke your election prior to the Election Deadline. See "Risk Factors" in the accompanying Proxy Statement-Prospectus.

GUIDE TO FORM OF ELECTION (ON NEXT PAGE)
   (1) Please print the number of GSB Shares you are tendering herewith.
   (2) The Social Security Number or Taxpayer ID Number as listed on your account. Please verify that this is your correct Social Security Number or Taxpayer ID Number. If your Social Security Number or Taxpayer ID Number is incorrect, please print the correct number in the area provided.

Choose one of the following Elections (Box 3, 4 or 5)
   (3) If you mark this box, you are electing stock consideration for all of your GSB Shares tendered herewith, subject to possible proration as described in the accompanying Proxy Statement-Prospectus.
   (4) If you mark this box, you are electing cash consideration for all of your GSB Shares tendered herewith, subject to possible proration as described in the accompanying Proxy Statement-Prospectus.
   (5) If you mark this box, you are electing a combination of stock consideration and cash consideration, subject to possible proration as described in the accompanying Proxy Statement-Prospectus. Please insert the number of GSB Shares tendered herewith for which you are electing stock consideration, subject to possible proration. Cash consideration, subject to possible proration, will automatically be elected for the remainder of your GSB Shares tendered herewith.
   (6) Mark this box and complete Box A on the next page if you are unable to locate any or all of your GSB Share certificates.
   (7) Mark this box and complete Box B on the next page if you would like your stock or cash consideration to be issued in another name.
   (8) All registered owners, as shown on the Form of Election, must sign the Form of Election. Do not sign GSB Share certificates.
   (9) Please give us your daytime and/or evening telephone number in case we need to contact you.

Complete Substitute Form W-9 (on the back of the Form of Election).

If you elect to participate in the Election and your GSB Shares are held in certificated form, we must receive a properly completed Form of Election, together with your GSB Share certificate(s) (unless you follow the procedures for guaranteed delivery or use Election of Lost Certificates) and any other required documents at one of the addresses below prior to 5:00 P.M., New York City time, on August 22, 2002.

                               MAILING ADDRESSES

By Mail:                   By Overnight Courier:      By Hand:
(First Class, Registered   (FedEx, Airborne, UPS,
 or Certified)             DHL, USPS Express Mail)    Citibank, N.A.
Citibank, N.A. Attn:       Citibank, N.A. Attn:       c/o Securities Transfer
Corporate Actions          Corporate Actions          and Reporting Services,
                                                      Inc.
P.O. Box 43034             40 Campanelli Drive        Attn: Corporate Actions
Providence, RI 02940-3034  Braintree, MA 02184        100 William Street,
                                                      Galleria
                                                      New York, NY 10038

Delivery of the Form of Election to an address other than those set forth above will not constitute a valid delivery to the Exchange Agent.

If you send certificate(s) representing GSB Shares with the Form of Election by mail, it is recommended that you use registered mail insured for 2% of the market value ($20.00 minimum), return receipt requested.

For more information, please call 1-888-250-3985.

                      To Change the Name on Your Account
1. Tender all GSB Share certificates issued to your account.
2. Provide the exact name, address, and Social Security Number or Taxpayer ID Number of the new owner in Box B on the next page. If you need more room, please list the information on a separate sheet.
3. All registered owners must sign the form on the next page exactly as names currently appear on the Form of Election. Signatures must be Medallion Guaranteed. A Medallion Guarantee may be executed by a commercial or savings bank, trust company, credit union or brokerage firm. A Notary Public seal is not acceptable.

                          Detach Form Before Mailing
-------------------------------------------------------------------------------



                  GOLDEN STATE BANCORP INC. FORM OF ELECTION
     THIS FORM MUST BE RETURNED WITH YOUR STOCK CERTIFICATES. DO NOT SIGN
                                 CERTIFICATES.


(1) Number of GSB Shares
 tendered herewith          (6) [_] For lost
(2) Corrected Taxpayer ID               certificates,
No.                                     mark this box
                                        and complete
You must mark either Box                Box A below.
(3), (4) or (5) to          (7) [_] For a name
participate in the                      change, mark
Election.                               this box and
(3) [_] Mark this box for               complete Box
             Stock                      B below.
             Consideration
             for all of     (8)
             your GSB           ---------------------------
             Shares               Signature of Owner
             subject to
             possible          and
             proration.         ---------------------------
OR                             Signature of Co-Owner, if
(4) [_] Mark this box for                 any
             Cash
             Consideration  (9)
             for all of         =-----------
             your GSB               Daytime Phone #
             Shares
             subject to                             Evening
             possible                               Phone
             proration.                             #
OR                          You must complete
(5) [_] Mark this box for   Substitute Form W-9 on the
             a              reverse side.
             combination
             of Stock
             Consideration
             and Cash
             Consideration.
             Insert the
             number of
             GSB Shares
             for which
             you elect
             Stock
             Consideration
             subject to
             possible
             proration.

                                     Box A
                    ELECTION OF LOST GSB SHARE CERTIFICATES

 By signing this Form of Election, I certify that I am the lawful owner of the GSB Shares described on this Form of Election. I have made a diligent search for the certificate(s), and I have been unable to find it (them). I hereby agree (for myself, my heirs, assigns and personal representatives), in consideration of the exchange of the GSB Shares represented by the certificate(s), to completely indemnify, protect and hold harmless Travelers Casualty and Surety Company of America (the "Surety"), Citibank, N.A., Mellon Investor Services Inc., Citigroup Inc., Golden State Bancorp Inc. and their respective affiliates (collectively the "Obligees") from and against all losses, costs and damages which the Obligees may be subject to, or liable for, in respect to the cancellation and exchange of the certificate(s). I agree that this Form of Election is delivered to accompany Bond of Indemnity #103879953 underwritten by Travelers Casualty and Surety Company of America to protect the foregoing Obligees. I agree to surrender the certificate(s) for cancellation if I find it (them) at any time.

 Certificate Nos. of Lost GSB Share Certificate(s) __________________________

 Replacement Fee Calculation for Lost GSB Share Certificate(s): ______________ x $0.50 = $____________________
                                                     Shares Lost
                                                     Insurance Premium
                                                         Per Share
                                                            Total Premium Due

Please make your check payable to AON Risk Services, Inc. and enclose with this form.
 We will not be able to complete your exchange without this premium. However, the premium will be waived for any holder who lost a certificate or certificates representing an aggregate number of 20 GSB Shares or less.

-------------------------------------------------------------------------------------------------------------------------
                                Box B                                                        Box C
                      CHANGE OF NAME ON ACCOUNT                                       Guaranteed Delivery

If you want your Citigroup Inc. common stock to be issued in another   If tendered GSB Shares are being delivered
name, fill in this section with the information for the new account    pursuant to a notice of guaranteed delivery,
name. If you need more room, please use a separate sheet.              provide the following information.

                                         Medallion Signature Guarantee
-------------------------
Name (Please Print First, Middle & Last
Name)

-------------------------
Address (Number & Street)

-------------------------                ------------------------      -----------------------------
Address (City, State & Zip Code)         Signature of Current Owner    Date of Execution of Notice of Guaranteed Delivery

-------------------------                ------------------------      -----------------------------
New Account's Social Security/Taxpayer   Signature of Co-Owner, if any Name of Institution that Guaranteed Delivery
ID No.

                        (Continued on the Reverse Side)

                          Detach Form Before Mailing
-------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
         SUBSTITUTE           Part 1-- Taxpayer Identification Number--For
          Form W-9            All Accounts ENTER YOUR "TIN" IN THE BOX             ______________________________________________
                              AT RIGHT. (For most individuals, this is your        Social Security Number(s) (if awaiting TIN,
Department of the Treasury    social security number. If you do not have a TIN,    write "Applied For")
Internal Revenue Service      see "Obtaining a Number" in the enclosed
                              Guidelines). CERTIFY BY SIGNING AND                  OR
Request for Taxpayer          DATING BELOW.
Identification Number ("TIN")                                                      ______________________________________________
and Certification             Note: If the account is in more than one name, see   Employer Identification Number(s) (If awaiting
                              the chart in the enclosed Guidelines to determine    TIN, write "Applied For")
                              which number to give the payor.
                              -----------------------------------------------------------------------------------------------------
                              Part 2-- For Payees Exempt from Backup Withholding, see the enclosed Guidelines and complete as instructed therein.
                              -----------------------------------------------------------------------------------------------------
                              Part 3-- Certification-- Under penalties of perjury, I certify that:
                               (1) The number shown on this form is my correct TIN (or I am waiting for a TIN to be issued to me); and
                               (2) I am not subject to backup withholding because (a) I am exempt from backup withholding,
                              (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
                               (3) I am a U.S. person (including U.S. resident alien).

                              Certification Instructions. You must cross out Item (2) above if you have been notified by the
                              IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.
                              Signature of U.S. Person ________________________ Date____________, 2002
-----------------------------------------------------------------------------------------------------------------------------------
NOTE: Failure to furnish your correct TIN may result in a $50 penalty imposed by the Internal Revenue Service and in backup withholding of certain payments made to you pursuant to the merger. Please review the enclosed "Guidelines for
Certification of Taxpayer Identification Number on Substitute Form W-9" for additional details.

You must complete the following certification if you wrote "Applied For" in Part 1 of Substitute Form W-9
-----------------------------------------------------------------------------------------------------------------------------------

CERTIFICATION
I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate IRS Center or Social Security
Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a
TIN by the time of payment, reportable payments made thereafter to me may be subject to backup withholding until I provide a number.
Signature ______________________________________________      Date __________________________, 2002

                          INSTRUCTIONS FOR COMPLETING
                             THE FORM OF ELECTION

   These instructions are for the accompanying Form of Election for the shares of common stock of Golden State Bancorp Inc. ("GSB Shares"). All elections are subject to the terms of the merger agreement that was furnished to stockholders as part of the proxy statement-prospectus dated July 23, 2002.

   As described in the proxy statement-prospectus, we cannot guarantee that you will receive the form of payment that you elect. It is very important that you complete, sign and return the Form of Election to Citibank, N.A., the Exchange Agent, before 5:00 P.M., New York City time, on August 22, 2002, the Election Deadline. Please use the enclosed green envelope, addressed to the Exchange Agent, to return the Form of Election, together with all of your GSB Share certificates or submit your shares by book-entry transfer (see below). All GSB Share certificates must be submitted with the Form of Election no matter what election you make, unless the procedure for book-entry transfer is followed (see below). If you tender your GSB Shares to make an election, you will not be able to sell those GSB Shares until after the merger, unless you revoke your election prior to the Election Deadline. See "Risk Factors" in the accompanying Proxy Statement-Prospectus.

   Any disputes regarding your election or the elections made by other Golden State stockholders will be resolved by Citigroup, whose decision will be final for all parties concerned. The Exchange Agent has the absolute right to reject any and all Forms of Election which it determines are not in proper form or to waive defects in any form. Surrenders of certificates will not be effective until all defects or irregularities that have not been waived by the Exchange Agent have been corrected. Please return your Form of Election promptly to allow sufficient time to correct any possible deficiencies before the Election Deadline.

Shares Held by a Broker, Bank or Other Nominee; Book-entry Transfer

   If some of your shares are held in "street name" by a broker, bank or other nominee, please contact your broker, bank or other nominee for instructions on what to do with those shares, and follow those instructions. These shares may be eligible for book-entry transfer from your broker, bank or other nominee to the account of the Exchange Agent. These instructions may require that you and your broker, bank or other nominee complete and deliver, to the Exchange Agent, the enclosed Notice of Guaranteed Delivery, along with a duly executed Form of Election. In completing the Notice of Guaranteed Delivery, you or your broker, bank or other nominee should check the applicable box on the Notice of Guaranteed Delivery to indicate that the shares will be tendered by book-entry transfer, and provide the DTC Account Number and Transaction Code Number in the applicable spaces.

Account Information

   The front of the Form of Election shows the registration of your account and the number of shares owned by you as reflected on the records of Golden State at the time of mailing these instructions.

   Mark through any incorrect address information that is printed in this area on the Form of Election. Clearly print your correct address in the space beside the printed information.

   If you are a trustee, executor, administrator or someone who is acting on behalf of a stockholder and your name is not printed on the Form of Election, you must include your full title and send us proper evidence of your authority to submit the form to exchange the GSB Shares.

Election Options and Required Signatures

   The terms of the merger agreement allow you to choose the form of consideration you receive in exchange for your GSB Shares. However, because the number of Citigroup shares and the amount of cash to be issued in the merger are fixed, we cannot guarantee that you will receive the form of merger consideration that you elect. Stockholders receiving any Citigroup common stock as consideration in the merger will receive cash in lieu of any fractional shares of Citigroup common stock. For more information, please refer to the proxy statement-prospectus dated July 23, 2002. Regardless of the option you choose, your stock certificates or notice of guaranteed delivery must be returned with the completed and duly executed Form of Election for your election to be valid. If you do not hold shares in certificated form, you are still required to complete and return the Form of Election (please contact your broker, bank or other nominee for more information).

  Payment Options

   Select from the following options:

      5. Stock consideration, subject to possible proration

      6. Cash consideration, subject to possible proration

      7. Stock consideration, subject to possible proration, for the number of shares designated by you as being tendered in the space provided on the Form of Election, and cash consideration, subject to possible proration, for the remainder of your shares tendered.

   If you fail to submit a properly completed Form of Election, together with your stock certificates (or a properly completed Notice of Guaranteed Delivery) or complete the procedure for book-entry transfer, prior to the Election Deadline, you will be deemed not to have made an election. As a non-electing holder, you will be paid approximately equivalent value per share to the amount paid per share to holders making elections, but you may be paid all in cash, all in Citigroup common stock, or in part cash and in part Citigroup common stock, depending on the remaining pool of cash and Citigroup common stock available for paying merger consideration after honoring the cash elections and stock elections that other stockholders have made.

  Required Signatures

   All stockholders listed on the account must sign the Form of Election. Please be sure to include your daytime telephone number.

Taxpayer Identification Number and Backup Withholding

   United States federal income tax law generally requires that a holder of GSB Shares who receives cash in exchange for GSB Shares, including cash instead of fractional shares of Citigroup common stock, must provide the Exchange Agent with his correct Taxpayer Identification Number ("TIN"), which, in the case of a holder of GSB Shares who is an individual, is generally the individual's social security number. If the Exchange Agent is not provided with the correct TIN or an adequate basis for an exemption, such holder may be subject to a $50 penalty imposed by the Internal Revenue Service and backup withholding at a rate of 30% may be imposed upon the gross proceeds of any payment received hereunder. If withholding results in an overpayment of taxes, a refund may be obtained. Please consult your tax advisor regarding obtaining refunds.

   To prevent backup withholding, each holder must provide his correct TIN by completing the "Substitute Form W-9" set forth on the reverse side of the Form of Election, which requires such holder to certify under penalties of perjury,
(1) that the TIN provided is correct (or that such holder is awaiting a TIN),
(2) that (i) the holder is not subject to or exempt from backup withholding,
(ii) the holder has not been notified by the Internal Revenue Service that he is subject to backup withholding as a result of a failure to report all interest or dividends or (iii) the Internal Revenue Service has notified the holder that he is no longer subject to backup withholding, and (3) that the holder is a U.S. person (including a resident alien). Each holder should complete Substitute Form W-9 regardless of whether the holder has previously furnished a TIN or the certification on Substitute Form W-9 with respect to dividend payments.

   Exempt holders (including, among others, all corporations) are not subject to these backup withholding and reporting requirements. To prevent possible erroneous backup withholding, an exempt holder must enter its correct TIN in
Part 1 of Substitute Form W-9, write "Exempt" in Part 2 of such form, and sign and date the form. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the "W-9 Guidelines") for additional instructions. In order for a nonresident alien or foreign entity to prevent backup withholding, such person must timely submit a completed Form W-8BEN ("Certificate of Foreign Status") signed under penalties of perjury attesting to such exempt status. Such form may be obtained from the Exchange Agent.

   If GSB Shares are held in more than one name or are not in the name of the actual owner, consult the W-9 Guidelines for information on which TIN to report.

   If you do not have a TIN, consult the W-9 Guidelines for instructions on applying for a TIN, write "Applied For" in the space for the TIN in Part 1 of the Substitute Form W-9, and sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number set forth herein. If you do not provide your TIN to the Exchange Agent within 60 days, backup withholding will begin and continue until you furnish your TIN to the Exchange Agent. Note: Writing "Applied For" on the form means that you have already applied for a TIN or that you intend to apply for one in the near future.
   UNLESS YOU ARE REPORTING LOST CERTIFICATES, ARE CHANGING THE NAME ON YOUR ACCOUNT, OR ARE TENDERING PURSUANT TO A NOTICE OF GUARANTEED DELIVERY, YOU NEED NOT CONTINUE TO BACK OF THE FORM. HOWEVER, BEFORE YOU MAIL YOUR FORM OF ELECTION, MAKE SURE YOU DO THE FOLLOWING:

      (1) Verify the election you have chosen;

      (2) Sign, date and include your daytime phone number;

      (3) Verify the Social Security Number or Taxpayer ID Number printed on the form and complete the Substitute Form W-9; and

      (4) Include your GSB Share certificates along with the Form of Election in the enclosed green envelope.

Box A:  Election of Lost GSB Share Certificates

   Complete Box A if you are unable to locate any or all of the certificates of your GSB Shares tendered.

Box B:  Change of Name on Account

   If you want your shares of Citigroup common stock registered in, and/or your check made payable to, a name or names different from the name(s) printed on the Form of Election, please follow the instructions below.

   First, print the name(s) and address(es) of the person(s) to receive the shares of Citigroup common stock and/or check in the space provided. Then, refer to the procedures printed below for the requirements needed to make some of the most frequently requested types of registration changes. These documents must accompany your GSB Share certificate(s), if applicable, and your Form of Election.

  Name change due to marriage or transfer of ownership to another individual:

   1. Obtain a signature guarantee for the stockholder whose name is printed on the Form of Election. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

  Stockholder whose name is printed on the Form of Election is deceased. You are the executor or administrator of the estate:

   1. Provide a certified (under raised seal) copy of the Court Qualification appointing the legal representative (dated within 60 days).

   2. Obtain a signature guarantee for the legal representative. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

  The account is a joint account and one of the account holders is deceased. Issuing shares and/or check to the survivor only:

   1. Provide a certified (under raised seal) copy of death certificate.

   2. Survivor's signature (signature guarantee is not necessary in this case).

  The account is a joint account and one of the account holders is deceased. Issuing shares and/or check to the survivor and adding a name:

   1. Provide a certified (under raised seal) copy of death certificate.

   2. Survivor must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

  The account is a custodial account and the former minor has reached the legal age of majority:

   1. The former minor must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Security Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

   2. Provide a certified (under raised seal) copy of the birth certificate for the former minor.

  If the request is being made by the minor who has now reached the age of majority:

   1. The former minor must obtain a signature guarantee. This signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

  You want to have the account registered in the name of a trust:

   1. Obtain a signature guarantee for the stockholder whose name is printed on the Form of Election. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

   2. Provide a copy of the first and last pages of the trust agreement.

   If your circumstances differ from those listed above, or if you have any other questions, please contact the Exchange Agent at 1-888-250-3985 (toll free).

Box C:  Notice of Guaranteed Delivery

   Complete this area if you are not delivering your GSB Share certificate(s) with the Form of Election or the procedure for book-entry transfer cannot be completed on a timely basis and you will be completing the enclosed Notice of Guaranteed Delivery. Stockholders whose certificate(s) for GSB Shares are not immediately available or who cannot deliver their certificates for GSB Shares to the Exchange Agent or the tendering of whose GSB Shares by book-entry transfer cannot be completed on or prior to the Election Deadline may make an effective election for their GSB Shares by properly completing and duly executing the enclosed Notice of Guaranteed Delivery. Pursuant to this procedure, (i) the election must be made by or through an eligible institution,
(ii) a properly completed and duly executed Notice of Guaranteed Delivery must be received by the Exchange Agent, together with a properly completed and duly executed Form of Election (or a manually signed facsimile thereof), on or prior to the Election Deadline, and (iii) the certificate(s) evidencing all physically surrendered GSB Shares (or a confirmation evidencing the transfer of all GSB Shares tendered by book-entry transfer), together with any required signature guarantees, and any other documents required by this Form of Election, must be received by the Exchange Agent by 5:00 p.m., New York City time, on the date that is two business days after the Election Deadline. Please read the Notice of Guaranteed Delivery for more information.

                             DELIVERY INSTRUCTIONS

                            The Exchange Agent is:

                                Citibank, N.A.
               For more information, please call 1-888-250-3985.

                     By Mail:           By Facsimile Transmission:
             (First Class, Registered        (781) 575-4826
                   or Certified)
                                          To Confirm Facsimile
                  Citibank, N.A.              Transmission:
              Attn: Corporate Actions         (For Eligible
                  P.O. Box 43034           Institutions Only)
             Providence, RI 02940-3034       (781) 575-4816

               By Overnight Courier:            By Hand:
              (FedEx, Airborne, UPS,
              DHL, USPS Express Mail)        Citibank, N.A.
                                         c/o Securities Transfer
                  Citibank, N.A.         and Reporting Services,
              Attn: Corporate Actions             Inc.
                40 Campanelli Drive      Attn: Corporate Actions
                Braintree, MA 02184        100 William Street,
                                                Galleria
                                           New York, NY 10038